EXHIBIT 10.SSSS

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                          RECEIVABLES SALE AGREEMENT




                                    among
                          PREMIER RECEIVABLES L.L.C.
                                  as Seller,




                        CHRYSLER FINANCIAL CORPORATION
                                 as Servicer,




                         WINDMILL FUNDING CORPORATION
                                 as Purchaser




                                     and




                              ABN AMRO BANK N.V.
                           as Administrative Agent




                          Dated as of April 29, 1997





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                              TABLE OF CONTENTS

                                                                                          PAGE
ARTICLE I             DEFINITIONS..........................................................1


ARTICLE II            THE SALE AND PURCHASE................................................9

      Section 2.1.        Sale and Purchase................................................9
      Section 2.2.        Purchase Price...................................................9
      Section 2.3.        Seller's Optional Termination...................................10

ARTICLE III           FEES AND EXPENSES...................................................10

      Section 3.1.        Determination of Carrying Costs.................................10
      Section 3.1.1.      Purchase Discount...............................................10
      Section 3.1.2.      Servicer Fee....................................................12
      Section 3.2.        Interest on Unpaid Amounts......................................12

ARTICLE IV            CONDITIONS PRECEDENT TO PURCHASE....................................12

      Section 4.1.        Conditions Precedent to Purchase................................12
      Section 4.1.1.      Absence of Liens................................................12
      Section 4.1.2.      Financing Statements............................................12
      Section 4.1.3.      Schedule of Contracts...........................................12
      Section 4.1.4.      Seller Resolutions..............................................12
      Section 4.1.5.      Servicer Resolution.............................................13
      Section 4.1.6.      Legal Opinion of Counsel to the Seller and the Servicer.........13
      Section 4.1.7.      Good Standing Certificates......................................13
      Section 4.1.8.      Representations and Covenants...................................13
      Section 4.1.9.      Other Documents.................................................13
      Section 4.1.10.     Upfront Fee.....................................................13

ARTICLE V             SETTLEMENT PROCEDURES...............................................14

      Section 5.1.        Collections.....................................................14
      Section 5.2.        Application of Collections......................................14
      Section 5.3.        Application of Collections on Settlement Dates..................14
      Section 5.4.        Servicer Report.................................................14

                                     -2-

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      Section 5.5.        Purchase by Servicer Upon Breach................................14

ARTICLE VI            SERVICING OF RECEIVABLES............................................15

      Section 6.1.        Appointment and Duties of Servicer..............................15
      Section 6.2.        Replacement of Servicer.........................................15
      Section 6.3.        Custody of Receivable Files.....................................16
      Section 6.4.        Duties of Servicer as Custodian.................................17
      Section 6.5.        Effective Period and Termination................................17

ARTICLE VII           REPRESENTATIONS AND WARRANTIES......................................17

      Section 7.1.        Representations and Warranties of the Seller and the
                          Servicer........................................................17

ARTICLE VIII          COVENANTS...........................................................19

      Section 8.1.        Affirmative Covenants of the Seller and the Servicer............19
      Section 8.2         Reporting Requirements of the Servicer..........................19
      Section 8.3.        Negative Covenants of the Seller and the Servicer...............20
      Section 8.4.        Protection of the Purchaser's Interest..........................20
      Section 8.5.        Servicer Indemnities............................................21

ARTICLE IX            ADMINISTRATIVE AGENT................................................21

      Section 9.1.        Appointment of Administrative Agent.............................21
      Section 9.1.1.      Replacement of Administrative Agent.............................21

ARTICLE X             MISCELLANEOUS.......................................................21

      Section 10.1.       Amendments, Etc.................................................21
      Section 10.2.       Notices, Etc....................................................21
      Section 10.3.       No Waiver; Remedies.............................................22
      Section 10.4.       Binding Effect; Assignability...................................22
      Section 10.5.       Governing Law...................................................22
      Section 10.6.       Construction of the Agreement...................................22
      Section 10.7.       Agreement Not To Petition.......................................22
      Section 10.8.       Excess Funds....................................................23
      Section 10.9.       Confidentiality.................................................23
      Section 10.10.      Execution in Counterparts.......................................23

                                     -3-

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                                   EXHIBITS

EXHIBIT A -- Form of Servicer Report

EXHIBIT B - Form of Opinion of Counsel

        RECEIVABLES SALE AGREEMENT dated as of April 29, 1997 among PREMIER RECEIVABLES L.L.C., a Michigan limited liability company, as the "Seller", CHRYSLER FINANCIAL CORPORATION, a Michigan corporation, as the initial "Servicer", WINDMILL FUNDING Corporation, as the "Purchaser" and ABN AMRO BANK N.V., as the "Administrative Agent" for the Purchaser.


                                  ARTICLE I


                                 DEFINITIONS

        "Administrative Agent" means ABN AMRO BANK N.V. and any replacement thereof under Section 9.1.1.

        "Adverse Claim" means any mortgage, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (consensual, statutory or other), charge, security arrangement, or any other encumbrance or other right or claim in, of or on any Person's assets or properties in favor of any other Person, of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

        "Agreement" means this Receivables Sale Agreement, as it may be amended from time to time.

        "Aggregate Principal Balance" means, at any time, the aggregate Principal Balance of all Purchased Receivables at such time.

        "Amount Financed" means (i) with respect to any Receivable that is not a Balloon Payment Receivable, the amount advanced under such Receivable toward the purchase price of the Financed Vehicle and any related costs, exclusive of any amount allocable to the premium of force-placed physical damage insurance covering the Financed Vehicle; and (ii) with respect to a Balloon Payment Receivable, an amount equal to the present value of the fixed level payment monthly installments (not including the amount designated as the Balloon Payment) under the Balloon Payment Receivable, assuming that each payment is made on the due date in the month in which such payment is due, discounted at the APR for such Balloon Payment Receivable.

        "Annual Percentage Rate" or "APR" of a Receivable means the annual rate of finance charges stated in the related Contract.

        "Balloon Payment" means, for any Receivable, the dollar amount of any payment which is not a level monthly payment (other than the first or last payment made on the Receivable which is minimally different from the other level payments).

        "Balloon Payment Receivable" means any Contract listed on the Schedule of Contracts that provides for amortization of the loan over a series of fixed level payment monthly installments in accordance with the actuarial method, the simple interest method or the Rule of 78s, but also requires a final payment that is greater than the scheduled monthly payments and is due after payment of such scheduled monthly payments and that may be made by (i) payment in full in cash of a Balloon Payment, (ii) return of the Financed Vehicle to the Servicer provided certain conditions are satisfied or
(iii) refinancing the Balloon Payment in accordance with certain conditions.

        "Business Day" means any day other than (i) Saturday, Sunday, (ii) a day on which banks are authorized or required to be closed in New York City or Chicago, Illinois, or (iii) a day which is a holiday on the Federal Reserve calendar.

        "Carrying Costs" means, for each Settlement Period, an amount equal to the sum of:

               (i)    (PD + PF) x DSP x AI
                                  ---
                                 360

        plus

              (ii)    SF x DP x APB
                          ---
                          360

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           where PD   =    Purchase Discount

                 PF   =    Program Fee

                 SF   =    Servicer Fee

                DSP   =    the number of days in such Settlement Period

                 AI   =    the average daily Investment for such Settlement
                           Period

                 DP   =    30 days, except for the initial
                           Settlement Period it shall be the number of days from the Cut-off Date to April 30, 1997.

                APB   =    the Aggregate Principal Balance on the
                           first day of such Settlement Period.

        "Carrying Costs True-up Amount" has the meaning assigned to that term in Section 3.1.1.

        "Certificate of Title" means any certificate, instrument or other document issued by a state or other governmental authority in respect of any motor vehicle for the purpose of evidencing the ownership of, or any Adverse Claim in or against, such motor vehicle.

        "CFC" means Chrysler Financial Corporation, a Michigan corporation.

        "Collection" means any amount paid by an Obligor or any other party with respect to a Purchased Receivable, including Liquidation Proceeds.

        "Contract" means, with respect to any Receivable, any and all instruments, agreements, invoices, or other writings pursuant to which such Receivable arises or which evidence such Receivable.

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        "Credit and Collection Policy" means the credit and collection policies and practices of the Servicer and any successor Servicer relating to Receivables and Contracts, such policies being subject to unilateral revision or modification at any time by the Servicer or successor Servicer.

        "Credit Facilities" means each of the committed loan facilities, lines of credit, letters of credit and other forms of credit enhancement available to the Purchaser which are not Liquidity Facilities.

        "Cut-Off Date" means April 23, 1997.

        "Dealer" means an automobile or light-duty truck dealership located within the United States at or through which a Financed Vehicle shall have been purchased or is proposed to be purchased.

        "Delinquency Ratio" means, as of the last calendar day of any month, a fraction, expressed as a percentage, the numerator of which is the sum of the Principal Balances of all Receivables which were Delinquent Receivables as of the last calendar day of such month and the last calendar day of each of the two immediately preceding months, to the extent such preceding months exist, and the denominator of which is the sum of the Aggregate Principal Balance on such last calendar day of such month and on the last calendar day of each of the two immediately preceding months, to the extent such preceding months exist.

        "Delinquent Receivable" means any Receivable which has 10% or more of a scheduled payment past due for more than 60 days.

        "Eligible Receivable" means, as of the Cut-Off Date, any Receivable:

               (i) the Obligor of which (a) is a resident of the United States and (b) is not an affiliate of the originating Dealer or any of the parties hereto,

              (ii) the Obligor of which (a) is not the Obligor of any Receivable which has 10% or more of a scheduled payment past

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        due for more than 60 days and (b) is not the subject of any bankruptcy, insolvency or reorganization proceeding or any other proceeding seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property,

             (iii) which is "chattel paper" within the meaning of Section 9-105 of the UCC of all applicable jurisdictions,

              (iv) which is denominated and payable only in United States dollars in the United States,

               (v) which (a) has been originated in the United States by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business and (b) satisfies all applicable requirements of the Credit and Collection Policy,

              (vi) which arises under a Contract (a) which, together with such Receivable, is (1) in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms, and
        (2) subject to no dispute, offset, counterclaim or other defense, and
        (b) with respect to which (1) no default, breach, violation, or event permitting acceleration under the terms thereof has occurred and (2) there has not arisen any condition that, with notice or lapse of time or both, would constitute a default, breach, violation or event permitting acceleration under the terms thereof,

             (vii) which, together with the related Contract, (a) is secured by a perfected, valid, subsisting and enforceable first priority security interest in favor of CFC in the related Financed Vehicle,
        (b) contains customary and enforceable provisions such that the rights and remedies of the holder of such security interest are adequate for realization against the collateral of the benefits of the security, and (c) was originated and transferred to the Seller without any conduct constituting fraud or misrepresentation on the part of the applicable Dealer, CFC or the Seller,

            (viii) which, together with the related Contract, immediately following the execution of such Contract, was purchased by (and the originating Dealer has validly assigned all of its right, title and interest therein to) CFC, which, in turn, has sold such Receivable to the Seller, and such purchase and assignment of such Receivable, such Contract and the Related Security to CFC is expressly contemplated in such Contract,

              (ix) which, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

               (x) the Financed Vehicle securing which (a) is free and clear of any Adverse Claim other than the security interest therein then being assigned by the Seller to the Administrative Agent for the benefit of the Purchaser, and no enforcement action, whether by repossession or otherwise, has been taken with respect to such Financed Vehicle, and (b) is covered by the Required Insurance in respect of such Financed Vehicle, and such Required Insurance is in full force and effect, and the proceeds of the Required Insurance has been assigned to the Seller and such proceeds are fully assignable to the Administrative Agent, for the benefit of the Purchaser,

              (xi) as to which the Administrative Agent has not notified the Seller that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable,

             (xii) with respect to the outstanding balance thereof, (a) the related Contract requires that payment in full of such outstanding balance is scheduled to be made (1) not earlier than 5 months after, and (2) not later than 60 months after the date any interest therein is purportedly transferred to the Purchaser hereunder and (b) such Outstanding Balance is scheduled to be paid in equal consecutive monthly installments, unless such Receivable is a Balloon Payment Receivable, and

            (xiii) which Receivable bears interest at the per annum rate stated on the face of the related Contract, which per annum rate remains fixed during the term of such Receivable and accrued interest on such Receivable is payable monthly, in arrears.

        "Fee Agreement" means the letter agreement dated the date hereof among the Administrative Agent, the Purchase and the Seller concerning fees and certain other amounts to be paid in connection with this Agreement.

        "Finance Charges" means, with respect to any Receivable and its related Contract, any finance, interest or similar charges owing by an Obligor pursuant to such Contract, including, without limitation, any charge payable in connection with any extension or adjustment under such Contract (without regard to whether any such extension or adjustment is permitted under the terms of this Agreement).

        "Financed Vehicle" means an automobile or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under the applicable Contract.

        "Full Payoff" has the meaning assigned to that term in Section 5.2.

        "Hedging Proceeds" means any amount payable by CFC to the Administrative Agent under a swap confirmation.

        "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

        "Insurance Policy" means (i) any comprehensive and collision, fire, theft or other insurance policy maintained by an Obligor in which the Servicer is named as loss payee with respect to one or more Financed Vehicles, and (ii) any credit, life or disability insurance maintained by an Obligor in connection with any Contract.

        "Investment" means the aggregate amount of cash paid by the Purchaser to the Seller for the Purchase, less the amount of all Collections received and applied as reductions of Investment pursuant to Article V.

        "Liquidated Receivable" means any Receivable liquidated by the Servicer through the sale of a Financed Vehicle or otherwise.

        "Liquidity Facilities" means each of the committed loan facilities, lines of credit and other financial accommodations available to the Purchaser to support the liquidity of the Purchaser's commercial paper notes and medium term notes.

        "Liquidation Proceeds" means, with respect to any Liquidated Receivable, the monies collected in respect thereof, from whatever source, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable.

        "Net Loss" for a month means the sum of the Aggregate Principal Balance of all Purchased Receivables which are deemed to be uncollectible for such month, minus any Liquidation Proceeds received during such month, plus any losses resulting from disposition expenses paid during such month.

        "Net Loss Ratio" means, as of the last day of any month, a fraction, expressed as a percentage, the numerator of which is the product of (i) the sum of the Net Loss for such month and the two immediately preceding months, to the extent such months exist, and (ii) a factor of 12 divided by the number of months included in the sum in clause (i), and the denominator of which is the average of the Aggregate Principal Balance on the first day of the month and the first day of the two immediately preceding months, to the extent such months exist.

        "Obligor" means any Person which is obligated to make payment on a Receivable.

        "Person" means any corporation, natural person, firm, joint venture, partnership, limited liability company, trust, unincorporated organization, enterprise, government or any department or agency of any government.

        "Principal Balance" means with respect to any Receivable the outstanding principal balance thereof determined in accordance with the Credit and Collection Policy and the Servicer's customary calculation methods, provided, that with respect to a

Receivable identified as a Balloon Payment Receivable, the Principal Balance shall not include the Balloon Payment.

        "Program Fee" means the fee specified as such in the Fee Agreement, which shall include all annual expenses, including but not limited to legal fees, audit fees, filing and administrative fees, and liquidity and credit enhancement fees.

        "Purchase" has the meaning assigned to that term in Section 2.1.

        "Purchase Amount" means the amount, as of the close of business on the last day of a Settlement Period, required to prepay in full a Receivable under the terms thereof including interest to the end of the month of purchase.

        "Purchase Date" means April 29, 1997, the date on which the conditions precedent to the Purchase described in Section 4.1 have been satisfied or waived.

        "Purchase Discount" has the meaning assigned to that term in Section 3.1.1.

        "Purchased Receivable" means a Receivable arising under a Contract listed as an Eligible Receivable on the Schedule of Contracts delivered to the Administrative Agent prior to the Purchase Date being sold to the Purchaser under this Agreement.

        "Purchaser" means Windmill Funding Corporation and its successors and assigns, including without limitation ABN AMRO Bank N.V., as provider of the Credit and Liquidity Facilities.

        "Receivable" means the indebtedness and other obligations of an Obligor arising under a Contract, whether such indebtedness or other obligations constitute accounts, chattel paper, instruments or general intangibles, and including, without limitation, the obligation to pay any Finance Charges with respect thereto.

        "Receivables Files" means the documents specified in Section 6.3.

        "Related Security" means, with respect to any Receivable:

               (i) all of the Seller's interest in the Financed Vehicle, the financing of the purchase of which gave rise to such Receivable, including, without limitation, all of the Seller's right, title and interest in and to the proceeds of the Insurance Policies, and all warranties, indemnities, service obligations and other contract rights issued or granted by, or otherwise existing under applicable law against, the manufacturer or Dealer in respect of such Financed Vehicle,

              (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable, or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable, and including, without limitation, all security interests or liens, and property subject thereto, granted by any Person (whether or not the primary Obligor on such Receivable) under or in connection therewith,

             (iii) all books, records and other information relating to such Receivable, including, without limitation, all Contracts,

              (iv) all service contracts and other contracts and agreements relating to such Receivable, and

               (v) all proceeds of any of the foregoing.

        "Required Insurance" means an Insurance Policy with respect to a Financed Vehicle (i) that has been issued to the Obligor by an insurance company acceptable to the Servicer, (ii) that provides comprehensive collision, fire, theft and other physical damage coverage, (iii) that is in an amount not less than the market value of the applicable Financed Vehicle, and (iv) that has the Servicer noted as the loss payee thereon.

        "Reserve" means an amount equal to 5.5% of the Investment as of the Purchase Date.

        "Sale Documents" means this Agreement, the Fee Agreement, the Exhibits hereto to which the Seller is a party and all other certificates, instruments, agreements and documents executed from time to time by the Seller in connection with the transactions contemplated in this Agreement.

        "Schedule of Contracts" means the list of Contracts delivered to the Administrative Agent, such list being in microfiche, paper or electronic format.

        "Seller" means Premier Receivables L.L.C., a Michigan limited liability company, and its successors and permitted assigns.

        "Servicer" means CFC or any replacement thereof under Article VI.

        "Servicer Default" has the meaning assigned to that term in Section
6.2.

        "Servicer Fee" has the meaning assigned to the term in Section 3.1.2.

        "Servicer Report" means the report in the form of Exhibit A hereto to be provided by the Servicer in accordance with Section 5.4 of this Agreement, which report shall include a calculation of the Delinquency Ratio and the Net Loss Ratio for the applicable month.

        "Settlement Date" means the 20th day of each month following a related Settlement Period (or if such 20th day is not a Business Day, the next succeeding Business Day).

        "Settlement Period" means a calendar month, provided, that, for purposes of the initial Settlement Period, such period shall commence as of the Cut-Off Date and end on May 31, 1997.

        "Simple Interest Method" means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of (a) the fixed rate of interest, (b) the unpaid principal balance, and (c) a fraction, the numerator of which is the number of days elapsed since the preceding payment of interest was made and the denominator of which is 365, and the remainder of such payment is allocable to principal.

        "Upfront Fee" has the meaning assigned to that term in Section
4.1.10.


                                  ARTICLE II


                            THE SALE AND PURCHASE

        Section 2.1. Sale and Purchase. Upon the terms and subject to the conditions set forth herein, effective as of the Purchase Date, (i) the Seller hereby sells, transfers and assigns to the Purchaser all of the Seller's right, title and interest to and in the Purchased Receivables, together with the Related Security and Collections from and after the Cut-Off Date relating to such Purchased Receivables and (ii) the Purchaser hereby purchases and accepts the transfer and assignment of all of the Seller's right, title and interest to and in the Purchased Receivables, together with the Related Security and Collections relating to such Purchased Receivables (the foregoing sale, transfer and assignment being referred to as the "Purchase") and (iii) the Purchaser hereby, without any further action hereunder, does sell, transfer, assign, set over and otherwise convey to the Seller, effective as of the Purchase Date, without recourse, representation or warranty of any kind, all right, title and interest of the Purchaser in and to the Balloon Payments, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof.

        Section 2.2. Purchase Price. The purchase price payable by the Purchaser for the Purchase shall equal the Aggregate Principal Balance as of the Cut-Off Date. Such purchase price shall be comprised of a cash component and a deferred payment component. The cash component of the purchase price shall be paid by the Purchaser to the Seller on the Purchase Date and shall equal the Aggregate Principal Balance of the Purchased Receivables as of the Cut-Off Date minus the Reserve calculated as of such Purchase Date. Upon and after the reduction of the Investment to zero and the payment in full of all other amounts due to the Purchaser hereunder, all Collections or other cash received by the Purchaser on account of Receivables and the interest of the Purchaser therein and all Receivables held by or on behalf of the Purchaser will be transmitted in the form received by the Purchaser to the Seller. The transmission of such amount by the Purchaser shall be deemed to satisfy the payment of the deferred payment component of the purchase price under this Section 2.2, and the Purchaser shall have no other obligation to pay such deferred payment component.

        Section 2.3. Seller's Optional Termination. The Seller shall have the right, on five (5) Business Days' written notice to the Administrative Agent, at any time following the reduction of the Aggregate Principal Balance hereunder to a level that is less than ten percent (10%) of the Aggregate Principal Balance on the Purchase Date, to repurchase from the Purchaser all, and not part, of the then outstanding Purchased Receivables, together with the Related Security and Collections relating to such Purchased Receivables. The purchase price in respect thereof shall be an amount equal to the Investment outstanding at such time plus all other amounts, including Purchase Discount and Program Fees, payable (whether due or accrued) hereunder or under any other Sale Document to the Purchaser or the Administrative Agent at such time. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of or against the Purchaser or the Administrative Agent.


                                 ARTICLE III


                              FEES AND EXPENSES

        Section 3.1. Determination of Carrying Costs. The following rates shall be utilized in calculating the amount of Carrying

Costs to be distributed each Settlement Period out of Collections of Purchased Receivables:

      Section 3.1.1. Purchase Discount.

               (a) A Purchase Discount equal to the weighted average of the following:

                       (i) the weighted average of the discount rates,
               inclusive of dealer fees, on all commercial paper notes issued at a discount and outstanding during the related Settlement Period (other than commercial paper notes the proceeds of which are used by the Purchaser to (x) purchase receivables, or extend financing secured thereby, at a fixed interest rate or (y) conduct any arbitrage activities of the Purchaser), converted to an annual yield-equivalent rate on the basis of a 360-day year;

                      (ii) the weighted average of the annual interest rates
               payable on all interest-bearing commercial paper notes, inclusive of dealer fees, outstanding during the related Settlement Period (other than the commercial paper notes described in clauses (x) and (y) of paragraph (i) above), on the basis of a 360-day year; and

                     (iii) the weighted average of the annual interest rates
               applicable to any Liquidity Facilities and Credit Facilities under which the Purchaser has borrowed loans or transferred interests in Investment during the related Settlement Period (which loans shall be borrowed or transfers shall be made only after a determination by the Purchaser that financing its Investment during such period by issuing commercial paper notes would not be practicable or cost-efficient, based on market conditions, effects on the credit rating of the Purchaser's commercial paper or otherwise, and, if the Purchaser determines such circumstances no longer exist, so the it is advisable for the Purchaser to reacquire Investment, it shall do so as permitted pursuant to the Credit and Liquidity Facilities);

provided that, to the extent that the Investment is funded by a specific issuance of commercial paper notes and/or by a specific borrowing or transfer of interest in Investment under a Liquidity Facility or a Credit Facility, the Purchase Discount shall equal the rate or weighted average of the rates, inclusive of dealer fees for commercial paper notes, applicable to such issuance, borrowing or transfer, provided, further, that, for purposes of the foregoing, the interest rate applicable to the Liquidity and Credit Facilities shall be a rate per annum equal each day to the sum of (a) the overnight reserve adjusted "Interbank Offered Rate" quoted by the Administrative Agent on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) for U.S. Dollar deposits with a term of 1 day (or, if the following day is not a Business Day, for a term extending to the first succeeding Business Day), as determined by the Administrative Agent from time to time whenever any Investment is held under the Credit and Liquidity Facilities, and (b) (i) 0.50%, in the case of the Liquidity Facility, or (ii) 1.00%, in the case of the Credit Facility. At any time that any Investment is held under the Liquidity and Credit Facilities, 96% of such Investment shall be held under the Liquidity Facility and 4% under the Credit Facility.

        (b) Two Business Days prior to the end of each Settlement Period (or if such day is not a Business Day, the immediately preceding Business Day), the Administrative Agent shall determine the Purchase Discount pursuant to
(a) above by using the actual Purchase Discount for each day elapsed in such month and estimating the Purchase Discount for each remaining day in such month. In addition, the Administrative Agent shall concurrently notify the Servicer of the actual Purchase Discount for any days during the immediately preceding Settlement Period with respect to which the Purchase Discount was estimated, and the difference, if any, between the Carrying Costs actually paid using the estimated Purchase Discount and the Carrying Costs which would have been paid had the actual Purchase Discount been available

(such differential being the "Carrying Costs True-up Amount"). If the amount of Carrying Costs paid for such immediately preceding Settlement Period based upon an estimated Purchase Discount was less than the amount of Carrying Costs for such Settlement Period based upon the actual Purchase Discount, the amount of Collections remitted to the Administrative Agent pursuant to clause
(i) of Section 5.3 shall be increased by an amount equal to the Carrying Costs True-up Amount, or, if the amount of Carrying Costs paid for such immediately preceding Settlement Period based upon an estimated Purchase Discount was greater than the amount of Carrying Costs for such Settlement Period based upon the actual Purchase Discount, the amount of Collections remitted to the Administrative Agent pursuant to clause (i) of Section 5.3 shall be decreased by an amount equal to the Carrying Costs True-up Amount.

      Section 3.1.2. Servicer Fee. A Servicer Fee in respect of each Settlement Period, equal to 1.0% per annum (assuming a 30/360 day basis) of the Principal Balance of Purchased Receivables on the first day of such Settlement Period, shall be remitted by the Purchaser to the Servicer. If CFC is acting as the Servicer, then the Servicer shall retain an amount equal to the Servicer Fee (in full satisfaction of the payment of such fee to the Servicer) out of amounts required to be remitted by the Servicer in accordance with Section 5.3.

        Section 3.2. Interest on Unpaid Amounts. To the extent that the Seller or Servicer fails to pay when due to the Purchaser or the Administrative Agent any fee, expense or other amount payable hereunder or under any Sale Document, interest shall be due and payable on such unpaid amount, for each day until paid in full, at the rate of 2% in excess of the rate of interest per annum published on such day (or, if not then published, on the most recently preceding day) in The Wall Street Journal as the "Prime Rate". Changes in the rate payable hereunder shall be effective on each date on which a change in the "Prime Rate" is so published.


                                  ARTICLE IV

                       CONDITIONS PRECEDENT TO PURCHASE

        Section 4.1. Conditions Precedent to Purchase. The following conditions must be satisfied before the Purchaser will make the Purchase:

      Section 4.1.1. Absence of Liens. The Seller shall certify that all Purchased Receivables, Related Security and all proceeds thereof are free and clear of any Adverse Claim and that all Purchased Receivables are Eligible Receivables.

      Section 4.1.2. Financing Statements. The Administrative Agent will have received acknowledgment copies of UCC-1 financing statements, and all other documents reasonably requested by the Administrative Agent, to evidence the perfection of the Purchaser's interest (through the Administrative Agent) in the Purchased Receivables, the Related Security and the Collections.

      Section 4.1.3. Schedule of Contracts. The Administrative Agent will have received the Schedule of Contracts.

      Section 4.1.4. Seller Resolutions. The Administrative Agent will have received a certificate of the Seller attesting to:

               (a) the resolutions of the majority interest of the Seller's members authorizing the execution by the Seller of the Sale Documents to be executed by the Seller;

               (b) the names and signatures of the officers of the Seller's members authorized to execute the Sale Documents to be executed by the Seller; and

               (c) the completeness and correctness of the attached articles of organization and operating agreement of the Seller.

      Section 4.1.5.Servicer Resolutions. The Administrative Agent will have received a certificate of the Servicer's Secretary or Assistant Secretary attesting to:

               (a) the resolutions of the Servicer's Board of Directors (or an executive committee thereof) authorizing the execution by the Servicer of the Sale Documents to be executed by the Servicer;

               (b) the names and signatures of the officers of the Servicer authorized to execute the Sale Documents to be executed by the Servicer; and

               (c) he completeness and correctness of the attached restated articles of incorporation and by-laws of the Servicer.

      Section 4.1.6. Legal Opinion of Counsel to the Seller and the Servicer. The Administrative Agent will have received an opinion from counsel to the Seller and the Servicer, such counsel being "in-house" counsel unless otherwise required by any agencies providing a credit rating to the transaction contemplated hereby, substantially in the form attached hereto as Exhibit C, together with such other matters as the Administrative Agent or the Purchaser may reasonably request.

      Section 4.1.7. Good Standing Certificates. The Administrative Agent will have received certificates of recent date issued by the Secretary of State of the State of Michigan, as to the legal existence and good standing of the Seller and the Servicer.

      Section 4.1.8. Representations and Covenants. On and as of the Purchase Date (i) the representations and warranties of the Seller and the Servicer in
Article VII shall be true and correct with the same effect as if made on such date and (ii) the Seller and the Servicer shall be in compliance with the covenants set forth in Article VIII. The Seller and the Servicer, by accepting the proceeds of such Purchase, shall be deemed to have certified as to the truth and accuracy of each of the matters described in the foregoing clauses (i) and (ii), both before and after giving effect to such Purchase.

      Section 4.1.9. Other Documents. The Administrative Agent and the Purchaser will have received all other documents that either of them had reasonably requested from the Seller or the Servicer.

     Section 4.1.10. Upfront Fee. The Seller shall have paid to the Administrative Agent at Closing the upfront fee specified in the Fee Agreement, which shall include all upfront expenses, including but not limited to legal fees, filing and administrative fees, rating agency fees, and liquidity and credit enhancement fees incurred with respect to the Purchase.


                                  ARTICLE V


                            SETTLEMENT PROCEDURES

        Section 5.1. Collections. The Servicer shall remit Collections as provided below with respect to each Settlement Period to the Administrative Agent on the Settlement Date relating to such Settlement Period.

        Section 5.2. Application of Collections. All Collections for the Settlement Period shall be applied by the Servicer as follows:

               (a) With respect to each Purchased Receivable, payments by or on behalf of the Obligor shall be applied to interest and principal in accordance with the Simple Interest Method with excess payments applied to principal.

               (b) All Liquidation Proceeds with respect to any Balloon Payment Receivable shall be applied first to the related Receivable and only after the payment in full of the Principal Balance thereof plus accrued but unpaid interest thereon shall any such Liquidation Proceeds be applied to, or constitute, the related Balloon Payment.

        Section 5.3. Application of Collections on Settlement Dates. The Servicer will, by 3:00 P.M. (New York time) on each Settlement Date, from Collections received during the preceding Settlement Period, pay to the Administrative Agent and the

Administrative Agent shall distribute such Collections, together with any Hedging Proceeds received by the Administrative Agent with respect to such Settlement Period, to the Purchaser (i) first, an amount equal to the Carrying Costs for the Settlement Period (as such amount shall be increased or decreased by the Carrying Costs True-up Amount, if any, for the immediately preceding Settlement Period as determined pursuant to Section 3.1.1(b)) and (ii) second, all remaining Collections as a reduction to Investment.

        Section 5.4. Servicer Report. The Servicer will provide the Purchaser, either in writing or electronically, with a Servicer Report with respect to each Settlement Period no later than 15 days following the end of such Settlement Period (or, if such 15th day is not a Business Day, the next succeeding Business Day).

        Section 5.5. Purchase by Servicer Upon Breach. The Seller, the Servicer or the Administrative Agent, as the case may be, shall inform the other parties to this Agreement promptly upon the discovery of any breach of any representation or warranty made pursuant to Section 4.1.1 or Article VII or of any agreement made in Article VIII. Unless the breach shall have been cured by the last day of the second Settlement Period following such discovery (or, at the Servicer's election, the last day of the first following Settlement Period), the Servicer shall purchase any Receivable materially and adversely affected by such breach as of such last day. If the Servicer violates Section 8.3 or otherwise takes any action during any Settlement Period pursuant to Section 6.1 that impairs the rights of the Administrative Agent or the Purchaser in any Receivable, the Servicer shall purchase such Receivable as of the last day of such Settlement Period. In consideration of the purchase of any Receivable pursuant to either of the two preceding sentences, the Servicer shall remit the Purchase Amount, and such repurchased Receivable shall be transferred to the Servicer without recourse, representation or warranty of any kind. Subject to the provisions of Section 8.5, the sole remedy of the Administrative Agent and the Purchaser with respect to a breach of representations and warranties pursuant to Section
4.1.1 or

Article VII or breach of an agreement contained in Article VIII shall be to require the Servicer to purchase Receivables pursuant to this Section.


                                  ARTICLE VI


                           SERVICING OF RECEIVABLES

        Section 6.1. Appointment and Duties of Servicer. The Purchaser and the Seller each hereby appoint CFC as the Servicer and CFC accepts such appointment. The Servicer, for the benefit of the Purchaser (to the extent provided herein), shall manage, service, administer, make collections and discharge liens on the Purchased Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others. If the Servicer shall commence a legal proceeding to enforce a Purchased Receivable, the Purchaser shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Purchased Receivables to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Purchased Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Purchased Receivable, the Administrative Agent shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Purchaser. The Purchaser shall upon the written request of the Servicer furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

        Section 6.2. Replacement of Servicer. (a) If any of the following events (a "Servicer Default") shall occur and be continuing:

               (i) any failure by the Servicer to make any payment or deposit required to be made hereunder and the continuance of such failure for a period of five Business Days;

              (ii) any representation or warranty made by the Servicer in
        Section 7.1, or any information set forth in a Servicer Report or other certificate delivered to the Administrative Agent, shall prove to have been incorrect in any material respect when made, which continues to be incorrect in any material respect for a period of sixty days after the earlier of the date on which an officer of the Servicer has actual knowledge thereof and the date on which written notice thereof has been given to the Servicer, requiring the same to be remedied, by the Purchaser or the Administrative Agent;

             (iii) failure on the part of the Servicer to observe or perform in any material respect any other term, covenant or agreement in this Agreement or any other Sale Document which continues unremedied for sixty days after the earlier of the date on which an officer of the Servicer has actual knowledge of such failure and the date on which written notice of such failure has been given to the Servicer, requiring the same to be remedied, by the Purchaser or the Administrative Agent; or

              (iv) an Insolvency Event with respect to the Seller or the Servicer,

then, so long as such Servicer Default shall not have been remedied, the Purchaser shall have the right to remove CFC (or any successor Servicer) as Servicer by giving written notice thereof to the Servicer. On and after receipt of such written notice, all authority and power of the Servicer under this Agreement shall, without further action, pass to and be vested in such successor Servicer as may be appointed by the Purchaser, provided, however, that the Servicer cannot be removed until a successor Servicer is selected and appointed and such successor Servicer meets industry-wide standards for being a Servicer of retail automotive receivables.

        (b) If CFC is removed as Servicer, CFC shall transfer to any successor Servicer designated by the Purchaser all records, correspondence and documents (including computer software) requested by the Purchaser or such successor Servicer and permit such Persons to have access to, and to copy, all software used by the Servicer in the collection, administration or monitoring of the Purchased Receivables. In the case of software that is then licensed by, or otherwise made available to, the Servicer from or by any third party, the Servicer shall use its best efforts to obtain such consents and otherwise take all actions necessary in order to enable any Servicer hereunder to succeed to all rights of CFC to the quiet use and enjoyment of such software for the purpose of discharging the obligations of the Servicer under or in connection with the Sale Documents.

        (c) Following the removal of CFC as Servicer, (i) the Purchaser and the Administrative Agent may (a) notify Obligors of the ownership interest of the Purchaser hereunder in the Purchased Receivables and the Related Security, (b) notify each issuer of an Insurance Policy of the ownership interest of the Purchaser hereunder in the Purchased Receivables and in the Related Security (including the applicable Financed Vehicle and Insurance Policy thereon), and (c) direct the Seller to, whereupon the Seller immediately shall, note the interest of the Purchaser hereunder on each Certificate of Title relating to each Financed Vehicle and (ii) the Purchaser and the Administrative Agent shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the Uniform Commercial Code of the applicable jurisdiction and other applicable laws, which rights shall be cumulative.

        Section 6.3. Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Purchaser and the Seller hereby irrevocably appoint the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the Purchaser and the Seller as custodian of the following documents or instruments which are hereby or will hereby be constructively delivered to the Administrative Agent, as pledgee of the Seller, as of the Closing Date with respect to each Purchased Receivable (the "Receivable Files"):

               (a) the fully executed original of the Contract related to such Purchased Receivable;

               (b) the original credit application fully executed by the Obligor;

               (c) the original Certificate of Title or such documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, evidencing the security interest of the Seller in the Financed Vehicle; and

               (d) any and all other documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, relating to a Purchased Receivable, an Obligor or a Financed Vehicle.

        Section 6.4. Duties of Servicer as Custodian. The Servicer shall hold the Receivable Files as custodian for the benefit of the Seller and the Purchaser and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Seller and Servicer to comply with this Agreement. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to receivable files relating to all comparable automotive receivables that the Servicer services for itself or others.

        Section 6.5. Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Cut-Off Date and shall continue in full force and effect until terminated pursuant to this Section. If CFC shall cease to be Servicer in accordance with the provisions of this Agreement, the appointment of such Servicer as custodian shall be terminated by the Purchaser. The Purchaser may terminate the Servicer's appointment as custodian at any time following the occurrence of a Servicer Default under Section 6.2(a) upon thirty days written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Administrative Agent or to a Person designated by the Administrative Agent at a place or places as the Administrative Agent may reasonably designate.


                                 ARTICLE VII


                        REPRESENTATIONS AND WARRANTIES

        Section 7.1. Representations and Warranties of the Seller and the Servicer. Each of the Seller and the Servicer makes, with respect to itself, the following representations and warranties to the Purchaser:

               (a) It is a limited liability company or corporation, as applicable, duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and is duly qualified in good standing as a foreign corporation or limited liability company in each jurisdiction where the failure to be so qualified could materially adversely affect its ability to perform its obligations hereunder.

               (b) The execution, delivery and performance by the Seller and the Servicer of the Sale Documents, and the Seller's use of the proceeds of the Purchases, are within the Seller's and the Servicer's respective corporate or other powers, have been duly authorized by all necessary corporate or other action, do not contravene (i) the Seller's or the Servicer's respective articles of organization or charter, as applicable, or operating agreement or by-laws, as applicable, or (ii) law or any contractual restriction binding on or affecting the Seller or the Servicer, and do not result in or require the creation of any Adverse Claim (other than pursuant hereto) upon or with respect to any of its properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

               (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller or the Servicer of the Sale Documents, or for the perfection of or the exercise by the Purchaser of its rights and remedies under the Sale Documents, except for the filing of the financing statements referred to in Section 4.1.2.

               (d) Each Sale Document constitutes the legal, valid and binding obligation of the Seller and the Servicer, respectively, enforceable in accordance with its terms.

               (e) There is no pending or threatened action or proceeding affecting the Seller or the Servicer or any of its subsidiaries before any court, governmental agency or arbitrator which may materially adversely affect (i) its financial condition or operations or (ii) its ability to perform its obligations under the Sale Documents, or which could affect the legality, validity or enforceability of any Sale Document or of the interest of the Purchaser in the Purchased Receivables.

               (f) Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to the Receivables, the Related Security and Collections, free and clear of any Adverse Claim, except as created by this Agreement; upon consummation of the Purchase, the Purchaser will acquire good and marketable title to the Purchased Receivables and to the Related Security and the Collections with respect thereto, free and clear of any Adverse Claim, except as created by this Agreement, and such transfer has been perfected under the Uniform Commercial Code enacted in the State of Michigan.

               (g) The information provided by the Seller to the Servicer for use in each Servicer Report prepared under Section 5.5 and all information and Sale Documents furnished or to be furnished at any time by the Seller to the Administrative Agent in connection with this Agreement is or will be accurate in all material respects as of its date, and no such document will contain any untrue statement of a material fact or will omit to state a material fact which is necessary to make the facts stated therein not misleading.

               (h) The Seller is treating the conveyance of the interest in the Purchased Receivables and the Collections under this Agreement to the Purchaser as a sale for purposes of generally accepted accounting principles.


                                 ARTICLE VIII


                                  COVENANTS

        Section 8.1. Affirmative Covenants of the Seller and the Servicer. Until the Investment is reduced to zero and all other amounts due to the Purchaser hereunder have been paid in full, each of the Seller and the Servicer (with respect to itself) will, unless the Purchaser has otherwise consented in writing:

               (a) Maintain its existence in the jurisdiction of its organization or incorporation, and qualify and remain qualified in good standing as a foreign corporation or limited liability company in each jurisdiction where the failure to be so qualified could materially adversely affect its ability to perform its obligations hereunder.

               (b) Maintain and implement administrative and operating procedures, and keep and maintain all records and other information, reasonably necessary or advisable for the collection of the Purchased Receivables (including, without limitation, records adequate to permit the daily identification of Purchased Receivables and all Collections and adjustments to Purchased Receivables).

               (c) At its expense timely and fully perform and comply with all material provisions and covenants required to be observed by CFC or the Seller under the Contracts related to the Purchased Receivables.

               (d) Comply in all material respects with the Credit and Collection Policy in regard to each Purchased Receivable and any Contract related to such Receivable.

               (e) Treat the conveyance of the interest in the Purchased Receivables and the Collections under this Agreement as a sale for purposes of generally accepted accounting principles.

         Section 8.2 Reporting Requirements of the Servicer. Until the Investment is reduced to zero and all amounts due to the Purchaser hereunder have been paid in full, the Servicer will, unless the Purchaser shall otherwise consent in writing, furnish to the Purchaser:

               (a) the Servicer Report as required under Section 5.4;

               (b) as soon as possible, and in any event within thirty days shall describe such event or condition and, if applicable, the steps being taken with respect thereto by the Person(s) affected thereby, of: (i) the occurrence of any Servicer Default or event which with the passage of time or the giving of notice or both would constitute a Servicer Default or (ii) the institution of any litigation, arbitration proceeding or governmental proceeding which could be reasonably likely to have a material adverse effect on the performance by the Servicer of its obligations under this Agreement or the other Sale Documents or the collectibility of the Purchased Receivables; and

               (c) such other information, documents, records or reports respecting the Purchased Receivables or the condition or operations, financial or otherwise, of the Servicer or the Seller as the Purchaser may from time to time reasonably request.

        Section 8.3. Negative Covenants of the Seller and the Servicer. Until the Investment is reduced to zero and all other amounts due to the Purchaser hereunder have been paid in full, neither the Seller nor the Servicer will, unless the Purchaser has otherwise consented in writing:

               (a) Except as provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to any Purchased Receivables, the Related Security or any Collections or assign any right to receive income in respect thereof; or

               (b) Amend or otherwise modify the terms of any Purchased Receivable, or amend, modify or waive any term or condition of any Contract related thereto, in each case, in any manner which is inconsistent with the Credit and Collection Policy.

        Section 8.4. Protection of the Purchaser's Interest. (a) Until the Investment is reduced to zero and all other amounts due to the Purchaser hereunder have been paid in full, each of the Seller and the Servicer agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all action that the Administrative Agent may from time to time reasonably request in order to perfect, evidence and protect the validity, enforceability, perfection and priority of the Administrative Agent's and the Purchaser's interests in the Purchased Receivables, the Related Security and the Collections and to enable the Administrative Agent and/or the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, the Seller and the Servicer will: (i) on or prior to the date hereof, mark its master data processing records with a legend describing the Administrative Agent's and the Purchaser's interests therein; and (ii) upon the request of the Administrative Agent, execute and file such financing or continuation statements or amendments thereto or assignments thereof as may be requested by the Administrative Agent, provided, however, that, subject to Section 6.5, the Seller is not required to deliver the Contracts to anyone other than the Servicer;

        (b) To the fullest extent permitted by applicable law, the Administrative Agent shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Seller's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

        Section 8.5. Servicer Indemnities. CFC shall indemnify, defend and hold harmless the Administrative Agent and the Purchaser, and each of their respective officers, directors, employees and agents from and against any loss, liability or expense arising from the use, ownership or operation by CFC or any of its Affiliates of a Financed Vehicle or CFC's willful misfeasance or negligence in the performance of its duties under this Agreement (as Servicer or otherwise).


                                  ARTICLE IX


                             ADMINISTRATIVE AGENT

        Section 9.1. Appointment of Administrative Agent. The Purchaser has appointed ABN AMRO Bank N.V. as its Administrative Agent. The Administrative Agent is responsible for administering and enforcing this Agreement (including holding all Investment) for the benefit of the Purchaser and fulfilling all other duties expressly assigned to it in this Agreement. The Purchaser has granted the Administrative Agent the authority to take all actions necessary to assure the Seller's compliance with the terms of this Agreement and to take all actions required or permitted to be performed by the Purchaser under this Agreement.

      Section 9.1.1. Replacement of Administrative Agent. The Purchaser may, at any time in its discretion, remove a Administrative Agent and appoint a new Administrative Agent, which shall have the duties described in Section 9.1.


                                  ARTICLE X


                                MISCELLANEOUS

       Section 10.1. Amendments, Etc. No amendment or waiver of, or consent to the Seller's or the Servicer's departure from, any provision of this Agreement shall be effective unless it is in writing and signed by the parties hereto and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

       Section 10.2. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including photocopy, facsimile, electronic mail or other digital communication) and sent, as to each party hereto, at its address set forth under its name on the signature pages hereto, or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective when sent.

       Section 10.3. No Waiver; Remedies. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right hereunder or under any Sale Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

       Section 10.4. Binding Effect; Assignability. (a) This Agreement shall be binding upon and inure to the benefit of the Seller, the Servicer, the Purchaser, the Administrative Agent and their respective successors and assigns, except that the Seller shall not have the right to assign any interest herein without the prior written consent of the Purchaser. The Purchaser may assign any of its rights or obligations hereunder to any Person; provided that in the case of any such assignment other than pursuant to a Liquidity Facility or Credit Facility proposed to be made prior to the occurrence of a Servicer Default, the consent of the Seller (which consent shall not be unreasonably withheld) shall be required.

        (b) This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the Investment is reduced to zero and all other amounts due to the Purchaser hereunder have been paid in full; provided, however, that the rights and remedies of the Purchaser under Section 8.5 shall survive any termination of this Agreement.

       Section 10.5. Governing Law. This Agreement and the Sale Documents shall be governed by, and construed in accordance with, the laws of the State of New York.

       Section 10.6. Construction of the Agreement. The parties hereto intend that the conveyance of the interest in the Purchased Receivables by the Seller to the Purchaser (through the Administrative Agent) shall be treated as sales for purposes of generally accepted accounting principles. If, despite such intention, a determination is made that such transactions shall not be treated as sales, then this Agreement shall be interpreted to constitute a security agreement and the transactions effected hereby shall be deemed to constitute a secured financing by the Purchaser to the Seller under applicable law. For such purpose, the Seller hereby grants to the Administrative Agent, for the benefit of the Purchaser, a continuing security interest in the Purchased Receivables and the Related Security and Collections related thereto to secure the obligations of the Seller to the Purchaser hereunder.

       Section 10.7. Agreement Not To Petition. Each party hereto agrees, for the benefit of the holders of the privately or publicly placed indebtedness for borrowed money of the Purchaser, not, prior to the date which is one (1) year and one (1) day after the payment in full of all such indebtedness, to acquiesce, petition or otherwise, directly or indirectly, invoke, or cause the Purchaser to invoke, any process for the purpose of (a) commencing or sustaining a case against the Purchaser under any federal or state bankruptcy, insolvency or similar law (including the Federal Bankruptcy
Code), (b) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Purchaser, or any substantial part of its property, or (c) ordering the winding up or liquidation of the affairs of the Purchaser.

       Section 10.8. Excess Funds. The Purchaser shall be required to make payment of the amounts required to be paid pursuant to this Agreement only if the Purchaser has Excess Funds (as defined below). In the event that the Purchaser does not have Excess Funds, the excess of the amount due hereunder over the amount paid shall not constitute a "claim" (as defined in Section 101(5) of the Federal Bankruptcy Code) against the Purchaser until such time as the Purchaser has Excess Funds. If the Purchaser does not have sufficient Excess Funds to make any payment due hereunder, then the Purchaser may pay a lesser amount and make additional payments which in the aggregate equal the amount of deficiency as soon as possible thereafter. The term "Excess Funds" shall mean the excess of (a) the aggregate projected value of the Purchaser's assets and other property (including cash and cash equivalents), over (b) the sum of (i) the sum of all scheduled payments of principal, interest and any other scheduled amounts payable on publicly or privately placed indebtedness of Windmill for borrowed money, plus (ii) the sum of all other liabilities, indebtedness and other obligations of the Purchaser for borrowed money or owed to any credit or liquidity provider, together with all unpaid interest then accrued thereon, plus (iii) all taxes payable by the Purchaser to the Internal Revenue Service, plus (iv) all other indebtedness, liabilities and obligations of the Purchaser then due and payable; provided, however, that the amount of any liability, indebtedness or obligation of the Purchaser shall not exceed the projected value of the assets to which recourse for such liability, indebtedness or obligation is limited; provided further, however, that the Excess Funds determination will be made once each Business Day.

       Section 10.9. Confidentiality. The Purchaser agrees to maintain the confidentiality of any information regarding the Seller obtained in accordance with the terms of this Agreement which is not publicly available, but the Purchaser may, with advance notice to the Seller, reveal such information (a) to applicable rating agencies, liquidity providers and credit providers, (b) as necessary or appropriate in connection with the administration or enforcement of this Agreement or its funding of the Purchase under this Agreement, (c) as required by law, government regulation, court proceeding or subpoena or (d) to bank regulatory agencies and examiners.

      Section 10.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized officers as of the date set forth on the cover page of this Agreement.

                                     PREMIER RECEIVABLES L.L.C.
                                       as Seller

                                     By: D.M. Cantwell
                                        ----------------------------------
                                     Title: Vice President of Premier Auto
                                           ----------------
                                         Receivables Company, a Member of the
                                         Seller
                                     Address:    27777 Franklin Road
                                                 Southfield, Michigan 48034
                                     Attention:  Assistant Secretary
                                     Facsimile:  810-948-3138



                                     CHRYSLER FINANCIAL CORPORATION
                                       as Servicer

                                     By: D.M. Cantwell
                                        ---------------------------------
                                     Title: Vice President and Treasurer
                                           ------------------------------
                                     Address:    27777 Franklin Road
                                                 Southfield, Michigan 48034
                                     Attention:  Assistant Secretary
                                     Facsimile:  810-948-3138



                                     WINDMILL FUNDING CORPORATION,
                                        as Purchaser

                                     By: Richard Nair
                                        ---------------------------------
                                     Address:  c/o Lord Securities
                                         Corporation
                                                 Two Wall Street

                                                 New York, New York 10005
                                                 Attention:  President
                                     Telephone:  (212) 346-9000
                                     Facsimile:  (212) 346-9012



                                     ABN AMRO BANK N.V.,
                                       as Administrative Agent

                                     By: Robert Graff
                                        ----------------------------------
                                     Title: Group Vice President
                                           -------------------------------

                                     By: Michael Maza
                                        ----------------------------------
                                     Title: Group Vice President
                                           -------------------------------
                                     Address:  Structured Finance,
                                                   Asset Securitization
                                                 135 South LaSalle Street
                                                 Chicago, Illinois 60674-9135
                                                 Attention:  Windmill
                                     Telephone:  (312) 904-6263
                                     Facsimile:  (312) 904-6376

                                        April 29, 1997



Premier Receivables L.L.C.
27777 Franklin Road
Southfield, Michigan  48034-8286
Attention:  Secretary

                              Re: Fee Agreement

Ladies and Gentlemen:

        We refer to the Receivables Sale Agreement (the "Sale Agreement") dated as of April 29, 1997 among Premier Receivables L.L.C., as Seller (the "Seller"), Chrysler Financial Corporation, as Servicer (the "Servicer"), Windmill Funding Corporation, as Purchaser (the "Purchaser"), and ABN AMRO Bank N.V., as Administrative Agent (the "Administrative Agent"). This letter is the Fee Agreement referred to in the Sale Agreement. Terms defined in the Sale Agreement and used herein without definition have the same meaning herein as in the Sale Agreement. "Transfer Agreement" means the Transfer Agreement Re: Premier Receivables L.L.C. dated as of April 29, 1997 between ABN AMRO Bank N.V., as the Administrative Agent, Enhancer, and Liquidity Provider, and Windmill Funding Corporation.

        Upfront Fee. The upfront fee payable pursuant to Section 4.1.10 of the Sale Agreement is $175,000, which shall include all upfront expenses, including but not limited to legal fees, filing and administrative fees, rating agency fees, and liquidity and credit enhancement fees incurred with respect to the Purchase.

        Program Fee. The Program Fee payable by the Seller on each Settlement Date under the Sale Agreement shall be nine basis points (0.09%) per annum payable on an amount equal to the weighted average of the "Aggregate Commitment" in effect under the Transfer Agreement during the preceding Collection Period.

As provided in the Transfer Agreement, such Aggregate Commitment is initially $1,020,000,000 and shall be adjusted on each Settlement Date to equal at least 102% of the sum of (i) the full amount of Windmill's commercial paper outstanding to fund Investment and (ii) all Investment held by ABN AMRO Bank N.V. ("ABN AMRO") under the Credit and Liquidity Facilities provided by the Transfer Agreement.

        Transfer of Investment. If, as contemplated by Section 3.1.1(a)(iii) of the Sale Agreement, any interest in Investment is transferred from Windmill to ABN AMRO under the Liquidity and Credit Facilities provided by ABN AMRO in the Transfer Agreement, the purchase price paid by ABN AMRO will equal the face amount of commercial paper outstanding from Windmill to fund such Investment. To the extent such purchase price, therefore, includes Purchaser Discount accrued and to accrue to Windmill (such portion of the purchase price being "Capitalized Purchase Discount"), such Capitalized Purchase Discount shall itself bear interest at the rates applicable under the Liquidity and Credit Facilities. Notwithstanding anything to the contrary in the Sale Agreement, both the Capitalized Purchase Discount and all interest that accrues thereon shall be payable as Carrying Costs on the Settlement Date following the transfer of Investment.

        Rates for Liquidity and Credit Facilities. The interest rate applicable to the Liquidity and Credit Facilities shall be a rate per annum equal each day to the sum of (a) the overnight reserve adjusted "Interbank Offered Rate" quoted by the Administrative Agent on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) for U.S. Dollar deposits with a term of 1 day (or, if the following day is not a Business Day, for a term extending to the first succeeding Business Day), as determined by the Administrative Agent from time to time whenever any Investment is held under the Credit and Liquidity Facilities, and (b) (i) 0.50%, in the case of the Liquidity Facility, or (ii) 1.00%, in the case of the Credit Facility. At any time that any Investment is held under the Liquidity and Credit Facilities, 96% of such Investment shall be held under the Liquidity Facility and 4% under the Credit Facility.

        Windmill Repurchases. If the Seller requests Windmill to repurchase any Investment it has transferred to ABN AMRO, as contemplated by Section 3.1.1(a)(iii) of the Sale Agreement, on the date Windmill makes any such reacquisition of Investment, the Seller must pay to the Administrative Agent, for the benefit of ABN AMRO, all interest then accrued on such Investment. The Seller must provide Windmill at least 1 Business Day's notice of any request that Windmill so reacquire Investment. No Collections or other amount shall be used to reduce Windmill's Investment before the maturity date for the commercial paper funding such Investment, unless any amount payable by Windmill in making a prepayment of such commercial paper is included in the computation of Carrying Costs and is paid on the same date as such prepayment of Windmill commercial paper.

        Purchase Price Allocations. The Seller hereby directs the
Administrative Agent, on behalf of the Purchaser, to remit to CFC $5,960,600 of the cash purchase price payable on the Purchase Date pursuant to Section
2.2 of the Sale Agreement as the purchase price for the interest rate cap provided by CFC pursuant to an April 29, 1997 "Swap Confirmation".

        Please confirm the foregoing arrangements by signing a copy of this letter in the space provided below and returning such fully executed copy of this letter to us.


                                    Very truly yours,

                                    ABN AMRO BANK N.V., as Administrative
                                        Agent and as Enhancer and Liquidity
                                        Provider under the Credit and
                                        Liquidity Facilities


                                    By

                                    Name__________________________________
                                    Title_________________________________

                                    By
                                    Name__________________________________
                                    Title_________________________________


                                    WINDMILL FUNDING CORPORATION


                                    By
                                    Name__________________________________
                                    Title_________________________________


Agreed to and Accepted:

PREMIER RECEIVABLES L.L.C.


By____________________________
Name__________________________
Title___________________________

                              SWAP CONFIRMATION



                                        April 29, 1997



Chrysler Financial Corporation
27777 Franklin Road
Southfield, Michigan  48034-8286
Attention:  Secretary

Ladies and Gentlemen:

        The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the "Swap Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below.

        The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

         1. This Confirmation supplements, forms part of, and is subject to, the Master Agreement dated as of April 29, 1997, as amended and supplemented from time to time (the "Agreement"), between you ("Party B") and us ("Party A"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

         2. The terms of the particular Swap Transaction to which this confirmation relates are as follows:

        Trade Date:                     April 29, 1997

        Effective Date:                 April 29, 1997

        Termination Date:               The date after the Purchase Date
                                        on which the Investment
                                        is reduced to zero and
                                        all other amounts owed
                                        to the Purchaser under
                                        the Sale Agreement have
                                        been paid in full

        Fixed Amounts:                  None

        Floating Amounts:
          Floating Amount (Cap) Payer:  Chrysler Financial Corporation (Party B)

          Cap Amount (applicable to     The  aggregate  amount  of  all
          Party B):                     Collections received  in payment of
                                        Finance  Charges as reported  in the
                                        Servicer  Report  for  the Calculation
                                        Period

        Floating Amount Payer Payment
        Dates:                          The 20th day of
                                        each month subject to
                                        adjustment in
                                        accordance with the
                                        Following Business Day
                                        Convention; provided,
                                        however, that the first
                                        Floating Amount Payer
                                        Payment Date shall be
                                        the 20th day of June,
                                        1997

          Floating Amount:              The sum of the aggregate, unpaid
                                        Purchase Discount which has accrued
                                        (whether or not payable) during the
                                        Calculation Period plus an amount
                                        equal to the product of (i) the Net
                                        Receivables Balance as set forth in
                                        the most recent prior Servicer
                                        Report, (ii) the actual number of
                                        days in the Calculation Period
                                        divided by 360 and (iii) 0.0350

        Period End Date:                The first day of each calendar month
                                        provided that No Adjustment for
                                        non-Business

                                        Days shall apply; provided, however,
                                        that the first Period End Date shall
                                        be June 1, 1997

        Other provisions:               Party B shall pay to Party A on each
                                        Floating Amount Payer Payment Date
                                        the excess of the Floating Amount
                                        over the Cap Amount, in each case for
                                        the Calculation Period for such
                                        Floating Amount Payer Payment Date

       Account for payments to :        The Agent's Account
       Party A

        All defined terms used herein and not defined herein, in the Agreement or in the Definitions shall have the same meaning herein as in the Receivables Sale Agreement dated as of April 29, 1997 among Premier Receivables L.L.C., Chrysler Financial Corporation and ABN AMRO Bank N.V., as Administrative Agent.


        Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

                                  Yours sincerely,

                                  ABN AMRO BANK N.V., as the Agent
                                    and as the Enhancer



                                  By:
                                      Name:_______________________________
                                      Title:______________________________



                                  By:
                                      Name:_______________________________
                                      Title:______________________________

Confirmed as of the date first above written:

CHRYSLER FINANCIAL CORPORATION



By:______________________________________________
Name:____________________________________________
Title:___________________________________________

                                     -4-
